EXHIBIT 10.39
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                            SECURED PROMISSORY NOTE


$_________                                              May 15, 2000


      The undersigned ("Maker"), ENTRADE INC., a Pennsylvania corporation for value received, and intending to be legally bound hereby, promises to pay to the order of ___________________________________, ("Payee"), at
_____________________, or at such other place or places as Payee may designate in writing, the principal sum of _____________ Dollars and No/100 ($___________), plus interest from the date hereof on the unpaid principal amount from time to time outstanding hereunder, at fifteen percent (15%) per annum, with all principal and interest owed hereunder payable in full on July 15, 2001 (the "Maturity Date").

      Interest shall be payable in arrears commencing on August 15, 2000, and continuing on the fifteenth (15th) day of November, 2000 and the fifteenth (15th) day of February, 2001 and including May 15, 2001, with a final payment of all interest due on the Maturity Date. Interest shall be calculated based upon a year consisting of 365 days and charged for the actual number of days elapsed.

      This Note may be prepaid by Maker at any time provided however that such prepayment shall include an amount equivalent to interest through the Maturity Date on the outstanding principal balance of the Note but not less than one year's interest, less any amount of interest previously paid, plus an amount equal to five percent (5%) of the initial principal balance of the Note on the date of prepayment, provided, however, that if prepayment is made after the last day of the twelfth month of the term of this Note, the prepayment charge shall be the amount of accrued but unpaid interest through the Maturity Date, plus five percent (5%) of the outstanding principal balance of the Note. Maker acknowledges and agrees that the aforesaid prepayment charge is a reasonable estimate of the Payee's loss in the event of any prepayment of this Note, and that any prepayment charge is not a penalty. In the event that Maker enters into a private placement or a public offering of its securities which yield to Maker gross proceeds of not less than Thirty Million Dollars and No/100 ($30,000,000), then notwithstanding anything to the contrary contained herein, the Payee shall have the right to demand prepayment of this Note, which amount shall be the outstanding principal balance of the Note, plus all interest accrued but unpaid up to the date of prepayment. If the Payee exercises this option, the Payee shall have no right to exchange any warrant issued by Maker pursuant to the Agreement (as defined below) for a cash payment.

      This Note is one of a series of Secured Promissory Notes referred to in that certain Note and Warrant Purchase Agreement dated even date herewith by and between Maker and Payee and other Payees (the "Agreement") under the terms of which each Payee shall receive a warrant which will allow the Payee to purchase common stock of the Maker equal to the face amount of the Note divided by twenty five (25) (the "Warrant"), and that certain Pledge Agreement dated even date herewith by and between Maker and Doerge Capital Management, Inc., a division of Balis, Lewittes & Coleman ("Pledgee") (the "Pledge Agreement"), under the terms of which Maker has pledged, as pledgor, to Pledgee, as pledgee, for the benefit of each Payee one hundred percent (100%) of the issued and outstanding stock of Asset Liquidation Group, Inc., a Nevada corporation and Public Liquidation Systems, Inc., a Nevada corporation each doing business as Nationwide
Auction Systems.   This Note is subject to all of the terms and conditions
of the Agreement, which terms and conditions are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and this Note is secured pursuant to the terms of the Pledge Agreement.



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      It is expressly agreed by Maker that time is of the essence hereof, and it shall be an Event of Default" hereunder if:

            (i) Maker shall fail to pay any amount of principal or interest due hereunder and such failure shall continue for seven (7) days after Payee notifies Maker thereof in writing; or

            (ii) Maker is or becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due, or Maker applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for Maker or any of its property, or makes a general assignment for the benefit of creditors, or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Maker or for a substantial part of Maker's property and is not discharged within ninety (90) days, or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law is commenced in respect of Maker, and if such case or proceeding is not commenced in respect of Maker, it is consented to or acquiesced in by Maker or remains for ninety (90) days undismissed, or Maker takes any action to authorize, or in the furtherance of, any of the foregoing; or

            (iii) There shall be an Event of Default pursuant to any other
Note issued in conjunction with this Note, or any other document executed in conjunction therewith including but not limited to the Pledge Agreement

      Upon the occurrence and during the continuation of an Event of Default hereunder, the interest rate hereunder shall be increased to twenty percent (20%) per annum and at the option of Payee, the entire unpaid principal balance hereunder, together with all accrued interest thereon, shall become immediately due and payable. In addition, Payee shall be entitled to exercise all rights of Payee hereunder and under applicable law, including the right to collect from Maker all sums due under this Note. In addition, upon an Event of Default, the Payee may exchange the Warrant for an amount equal to five percent (5%) of the initial principal amount of this Note.

      In addition to the other sums payable hereunder, Maker agrees to pay to the holder, within fifteen (15) days of demand, all reasonable attorneys' fees and costs that may be incurred by the holder of this Note in enforcing any of the terms hereof after an Event of Default.

      Except as otherwise provided in this Note or the Agreement, Maker hereby waives notice of non-payment, notice of dishonor, and protest of any dishonor, and agrees that its liabilities shall be unconditional without regard to the liability of any other party and shall not in any manner be affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the holder hereof. Further, Maker consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the holder hereof with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to Maker and without affecting its liability hereunder.

      The holder hereof shall not by any act of omission or commission be deemed to waive any of its right or remedies hereunder unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The waiver of any event shall not be construed as a waiver of any other right or remedy, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or of any other right or remedy.



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      Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is deemed to be invalid or unenforceable under such law, such provision shall be ineffective only to the extent of such invalidity or unenforceability without affecting the validity or enforceability of any other provision of this Note.

      Maker (and the undersigned representative of Maker, if any) represents that Maker has full power and authority and legal right to execute and deliver this Note and this Note shall be binding on Maker and its respective successors and assigns.

      This Note shall be governed by and construed according to the internal laws of the State of Illinois without regard to principals of conflicts of law.




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      IN WITNESS WHEREOF, Maker has duly executed this Secured Promissory
Note as of the date first above written.


                               ENTRADE INC.


                               By:
                                     ------------------------------
                                                   , President